
                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                            Flagstar Bancorp, Inc.
                            ----------------------
            (Exact Name of Registrant as Specified in its Charter)

            Michigan                                    38-3150651
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

       2600 Telegraph Road,
       Bloomfield Hills, MI                             48302-0953
----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class to be                Name of Each Exchange on Which
           so Registered                       Each Class is to be Registered
      -------------------------                -------------------------------
               None                                        None

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

If this Form relates to      If this Form relates to the registration of debt
the registration of a        securities and is to become effective
class of debt securities     simultaneously with the effectiveness of a
and is effective upon        concurrent registration statement under the
filing pursuant to           Securities Act of 1933 pursuant to General
General Instruction          Instruction A(c)(2) please check the following
A(c)(1) please check the     box.[_]
following box.[_]

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
                    --------------------------------------
                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         A description of the common stock, par value $0.01 per share, of the Registrant is set forth under the caption "Description of Capital
         Stock -- Common Stock" in the Registration Statement on Form S-1 (File No. 333-21621) as filed in amended form with the Securities and Exchange Commission on April 2, 1997, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

         The following sets forth the list of exhibits filed herewith and is also the exhibit index.
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 Exhibit Number                       Description                       Page
----------------  ----------------------------------------------------  ----
      3.1         Restated Articles of Incorporation of the Registrant   *

      3.2         By-Laws of the Registrant                              *

       4          Form of Stock Certificate                              *
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__________________
* Incorporated by reference to File No. 333-21621 as filed on February 12, 1997 and amended on April 2, 1997.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                         FLAGSTAR BANCORP, INC.

                         By:  /s/ Thomas J. Hammond       April 4, 1997
                              ---------------------       -------------
                              Thomas J. Hammond           Date
                              Chief Executive Officer

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